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EXHIBIT 10(z)
                                                         Form
10-K for 1994
                                                           File
No. 1-11237

                           AT&T CAPITAL CORPORATION
                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


     This is a summary of the benefits available to eligible members under the AT&T Capital Corporation Supplemental Executive Retirement Plan. More detailed information is provided in the official plan documents. If there is a conflict between statements in this summary and the terms of the plan documents, the plan documents will control and govern the operation of the
Supplemental Executive Retirement Plan. AT&T Capital Corporation reserves the right to modify, suspend, change, or terminate the Supplemental
Executive Retirement Plan at any time. Questions about your benefits should be addressed to the Corporate Benefit Office. Because of the many detailed provisions of the Supplemental Executive Retirement Plan, no one other than the Corporate Benefit Office is authorized to advise you about your benefits. AT&T Capital Corporation cannot be bound by statements made by unauthorized personnel.

PURPOSE

     The AT&T Capital Corporation Supplemental Executive
Retirement Plan
("SERP") is designed to provide supplemental retirement benefits to certain members of AT&T Capital Corporation and its subsidiaries. This summary refers to AT&T Capital Corporation and its subsidiaries collectively as the
"Company."

     The SERP is intended to ease the transition for eligible members from coverage under the AT&T Management Pension Plan, the AT&T Pension
Plan, or
the NCR Corporation Pension Plan to coverage under the AT&T
Capital
Corporation Retirement and Savings Plan.

PARTICIPATION

     You are a participant in the SERP if you were a participant in the
AT&T Management Pension Plan, the AT&T Pension Plan, or the NCR
Corporation
Pension Plan as of December 31, 1993, and

     You were a member of the AT&T Capital Corporate Leadership
Forum on
December 31, 1993, or

     On December 31, 1993, you were employed by the Company and had at least 10 years of AT&T and/or AT&T Capital Corporation or NCR service or you were within 10 years of service pension eligibility (under the terms of the AT&T Management Pension Plan as of December 31, 1993) (For this purpose, service with a company acquired by AT&T or AT&T Capital Corporation is included.), and

          - your total pay for 1993 was at least $115,200, or

          - the average of your pay for the 36 months immediately before you terminate employment with the Company is at least twice the Social
Security Wage Base in effect in the year you terminate.

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     Under the SERP, "pay" means your cash compensation from the
Company
before reductions for taxes or before-tax contributions to any of the
Company's employee benefit plans, including your base salary, any applicable commissions, short term bonuses, and awards and payments under the Company's Annual Incentive Plan (or any successor plan) to the extent includible in your taxable income. However, your "pay" under the SERP does not include awards or payments under the Company's long term incentive award programs such as the Share Performance Incentive Plan and the Long
Term Incentive Plan.


SERP BENEFITS

ELIGIBILITY

     You will be eligible for a SERP benefit if, when you leave the
Company:

     You meet the eligibility requirements for a service pension under the
AT&T Management Pension Plan under the terms of the AT&T
Management Pension
Plan as in effect in the year you leave the Company, assuming you were covered by the AT&T Management Pension Plan from the date of your hire by the Company (or by a company acquired by the Company), and

     Your Company Benefit is less than the 95% of your Assumed
Retirement
Benefit at age 60.

COMPANY BENEFIT

     Your Company Benefit is comprised of two pieces:

     Your monthly benefit attributable to the uniform points contributions credited to your AT&T Capital Corporation Retirement and Savings Plan and
AT&T Capital Corporation Excess Benefit Plan accounts as of the date you leave the Company, plus interest on those contributions credited at the annual yield rate on long-term U.S. government bonds, and

     Your monthly benefit payable under the AT&T Management
Pension Plan,
the AT&T Pension Plan, and/or the NCR Corporation Pension Plan.

     Interest credited on uniform points contributions in any year is based on the annual yield rate on long-term U.S. government bonds for the prior calendar year.

     Your Company Benefit is calculated as the monthly benefit payable under the particular plan in the form of a single life annuity.

ASSUMED RETIREMENT BENEFIT

     Your Assumed Retirement Benefit is equal to the monthly benefit that would have been payable in the form of a single life annuity under the AT&T
Management Pension Plan, the AT&T Pension Plan, or the NCR
Corporation
Pension Plan, had you remained covered by the plan you were in as of
December 31, 1993 until you terminated employment with the Company except


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that your Assumed Retirement Benefit will disregard any special enhancements to any such plan such as, for example, an early retirement window program or a "5 & 5" benefit.

AMOUNT OF SERP BENEFIT

     Your monthly SERP benefit equals the difference between your Company
Benefit payable for that month and 95% of your Assumed Retirement Benefit, multiplied by an actuarial equivalence factor. The actuarial equivalence factor reflects the commencement of benefits before age 60 and is based on an 8% interest rate and the Unisex (50/50) AT&T Retiree Mortality Table.

EARLY RETIREMENT FACTORS

     The following table illustrates the early retirement factors under the
SERP:

     Age at         Early Retirement
Early Retirement    Reduction Factor
     50             0.3804
     51             0.4172
     52             0.4578
     53             0.5029
     54             0.5529
     55             0.6085
     56             0.6704
     57             0.7394
     58             0.8166
     59             0.9030
     60             1.0000

     Your monthly SERP benefit takes into account the frozen AT&T or NCR pension that is actually payable when you leave employment. If you leave the Company before you are eligible to begin receiving your benefit under the AT&T Management Pension Plan, the AT&T Pension Plan, or the NCR
Corporation Pension Plan, your Company Benefit will not include your frozen
AT&T or NCR pension in calculating your initial SERP benefit. When you become eligible to begin receiving your AT&T or NCR pension, your SERP benefit will be reduced by the amount of your AT&T or NCR pension payable in the form of a single life annuity. Please look at the example of
Employee C below to see how this works.

PAYMENT OF SERP BENEFIT

     Your SERP benefit will begin as of the first day of the month after you terminate employment with the Company. In general, your SERP benefit will be paid each month for the rest of your life.


CLAIM AND APPEAL PROCEDURES

CLAIM PROCEDURES

     If you are eligible, your SERP benefit will be paid automatically upon


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termination of your employment from the Company. If you believe you are
eligible and you don't receive a SERP benefit, you have a right to file a written application for benefits.

     If your claim for benefits is denied, either in whole or in part, you will receive written notification from the Corporate Benefit
Office. This
written notification will include:

     The specific reason or reasons for the denial,

     Specific reference to pertinent SERP provisions on which the denial was based,

     A description of any additional material or information necessary to perfect the claim and an explanation of why the material or information is necessary, and

     Appropriate information about the steps to be taken if you or a person authorized to represent you wishes to submit the claim for review.

     The Corporate Benefit Office will respond to your claim within 90 days after it receives your claim submitted according to the procedures described in this section. This 90-day period may be extended up to an additional 90 days if the Corporate Benefit Office notifies you before the original 90-day period expires.

     If a claim for benefits is denied, in whole or in part, or if you believe that benefits under the SERP to which you are entitled have not been provided, you or your authorized representative may appeal this denial or other action by the Corporate Benefit Office.

APPEAL PROCEDURES

     You must appeal in writing within 60 days after you receive notification of the Corporate Benefit Office's decision or, if you didn't receive notification, within 60 days after the 90-day period has lapsed.
Send your written request for review of any denied claim or other disputed matter directly to the Administrative Committee at the Company's address listed in the "Administrative Information" section. The person sending the request has the right to:

     Review pertinent plan documents. You can obtain them by following the procedures described under the "Plan Documents" section, and

     Send to the Administrative Committee a written statement of the issues and any other documents in support of the claim for benefits or other matter under review.

     The Administrative Committee will provide a written response to the appeal within 60 days after it is received. The 60-day period may be extended up to an additional 60 days if the Administrative Committee notifies you before the original 60-day period expires. If the Administrative Committee does not respond within 60 (or 120) days, you may consider the claim denied.

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     The Administrative Committee serves as the final review
committee
under the SERP and has sole and complete discretionary authority to determine conclusively for all parties, and in accordance with the terms of the documents or instruments governing the SERP, any and all questions arising from administration of the SERP and interpretation of all plan provisions, determination of all questions relating to participation of eligible members and eligibility for benefits, determination of all relevant facts, the amount and type of benefits payable to any participant, and construction of all terms of the SERP.

     Notwithstanding the foregoing, AT&T Capital Corporation has sole and complete discretionary authority to determine questions relating to eligibility of participants for membership in the SERP and to amend or terminate the SERP at any time. Respective decisions by the Administrative
Committee and AT&T Capital Corporation shall be conclusive and binding on all parties and not subject to further review.

     Please note that the SERP requires that you pursue all your claim and appeal rights described in this section before you seek any other legal recourse regarding claims for benefits.


RIGHTS OF A PLAN PARTICIPANT OR BENEFICIARY UNDER ERISA

     As a participant in the AT&T Capital Corporation
Supplemental
Executive Retirement Plan, you have these rights and protections under
ERISA:

     You can examine, without charge, all plan documents and the copies of all documents filed by the plan with the U.S. Department of Labor. You may examine these documents at the Corporate Benefit Office. See the "Administrative Information" section for information about where you can examine these documents.

     You can obtain copies of all plan documents and other plan information upon written request to the Corporate Benefit Office. You will be charged a reasonable fee for copies of the documents requested unless federal law requires that they be furnished without charge. See the "Administrative
Information" section to learn where to direct correspondence.

     No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit or exercising your rights under ERISA.

     If your claim for benefits is denied in whole or in part, you will receive a written explanation of the reason for the denial. If you do not hear from the appropriate party within the designated time frame, your claim or appeal is considered denied. You have the right to have the appropriate party review and reconsider your claim. (See the "Claim and
Appeal Procedures" section.)

     Under ERISA, there are steps you can take to enforce the above rights.
For instance, if you request materials from the plan and do not receive them within 30 days, you may file suit in a federal court. In such cases,


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the court may require the Company to provide the materials and pay you up
to $100 a day until you receive the materials, unless the materials were not sent for reasons beyond the control of the Company. If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or federal court.

     If you are discriminated against for asserting your rights under
ERISA, you may seek assistance from the U.S. Department of Labor, or you may file suit in federal court. The court will decide who will pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay costs and fees, for example, if it finds your claim to be frivolous.

     For answers to questions about the SERP, contact the Corporate Benefit
Office. See the "Administrative Information" section for information about whom to contact. If you have any questions about this statement of your rights, or about your rights under ERISA, contact the nearest area office of the Pension and Welfare Benefits Administration, U.S.
Department of
Labor.


ADMINISTRATIVE INFORMATION

PLAN NAME

     The official plan name is the AT&T Capital Corporation
Supplemental
Executive Retirement Plan.

PLAN ADMINISTRATOR

     The Plan Administrator for the AT&T Capital Corporation
Supplemental
Executive Retirement Plan is AT&T Capital Corporation. An
Administrative
Committee appointed by the Compensation Committee of AT&T Capital
Corporation's Board of Directors administers the SERP on AT&T
Capital
Corporation's behalf.

ADMINISTRATIVE COMMITTEE

     The Administrative Committee is located at AT&T Capital
Corporation,
44 Whippany Road, Morristown, New Jersey 07962. The current members of the
Administrative Committee are the Chief Financial Officer, the
General
Counsel, and the Corporate Resource Officer of AT&T Capital
Corporation.

LEGAL SERVICE

     Direct process of legal service to AT&T Capital Corporation,
44
Whippany Road, Morristown, New Jersey 07962 (Attn: General
Counsel).




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CORPORATE BENEFIT OFFICE

AT&T Capital Corporation
Attn: Corporate Benefit Office
44 Whippany Road
Morristown, New Jersey 07962
201-397-3256

TYPE OF PLAN, PLAN RECORDS, AND PLAN YEAR

     The AT&T Capital Corporation Supplemental Executive Retirement Plan is considered a "top hat plan" under ERISA, established for a select group of management or highly compensated members. The SERP is a nonqualified pension plan under the Internal Revenue Code. Benefits under the SERP are not guaranteed by the Pension Benefit Guarantee Corporation. The SERP and all records are kept on a calendar-year basis - beginning January 1 and ending December 31.

EMPLOYER AND PLAN IDENTIFICATION NUMBERS

     AT&T Capital Corporation and the SERP are identified by the following numbers under Internal Revenue Service rules:

Description                                Number
Employer Identification Number
  (assigned by the IRS)                  22-3211453
Plan Identification Number (assigned
  by AT&T Capital Corporation)                  004

PLAN DOCUMENTS

     The information contained in this summary provides only the highlights of the AT&T Capital Corporation Supplemental Executive Retirement Plan. It does not attempt to cover all the details. SERP details are contained in the official plan documents. These documents legally govern the operation of the SERP.

     You can review the plan documents at the Corporate Benefit Office during normal working hours. You must submit your request to review documents in writing and allow 10 days for your request to be processed. If you submit a written request to the Corporate Benefit Office, you can obtain copies of these documents within 30 days. You will be charged a reasonable fee for the copies unless federal law requires that the documents be furnished without charge.

     Submit all requests in writing to the Corporate Benefit
Office.

NONTRANSFERABILITY OF BENEFITS

     You or your beneficiary may not assign or transfer amounts under the
SERP. Similarly, amounts credited to your account may not be used to pay your debts or obligations. However, the SERP will comply with a qualified federal tax levy.



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PAYMENT OF BENEFITS AND PLAN FUNDING

     The SERP is considered an "unfunded" deferred compensation plan under
ERISA and the Internal Revenue Code. However, AT&T Capital Corporation may establish a trust to which it may make contributions to fund its obligations under the SERP. Funds are held in the trust to pay benefits for
SERP participants. However, if the Company becomes insolvent, the trust may be used to pay benefits to the general creditors of the Company. SERP benefits will be paid primarily from this trust. If there are insufficient assets in the trust, SERP benefits will then be paid from the general assets of the Company.

TRUSTEE

     The trustee is Merrill Lynch Trust Company, 300 Davidson
Avenue,
Somerset, New Jersey 08873.

PLAN CONTINUATION

     The Compensation Committee of the Board of Directors of AT&T
Capital
Corporation (or its delegate) reserves the right to modify, suspend, change, or terminate the SERP at any time. AT&T Capital Corporation does not guarantee the continuation of any benefits during employment, nor does it guarantee any specific level of benefits. Also, benefits are provided at
AT&T Capital Corporation's discretion and do not create a contract of employment.